Exhibit 10.5

LOAN AGREEMENT

By and Between

AEGIS IDENTITY SOFWARE, INC.

as Borrower

and

NATIONAL COMMUNITY DEVELOPMENT FUND I, LLC

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is dated effective as of April 2, 2014, by and between Aegis Identity Software, Inc., a Colorado corporation (“AEGIS” or “Borrower”), with a current address of 750 W. Hampden Ave., Suite 120, Englewood, CO 80110, and National Community Development Fund I, LLC a Delaware limited liability company (“NCDF”), with a current address of 11777 San Vicente Blvd, Suite 550, Los Angeles, CA 90049.  The parties to this Agreement shall be referred to collectively herein as the “Parties.”

WITNESSETH

WHEREAS, All capitalized terms used in this Agreement without definition have the meanings set forth below in Section 1 or as otherwise set forth or referenced in this Agreement.

WHEREAS, NFDC has agreed to make the Loan to Borrower in the Maximum Loan Amount.  Borrower will use the Loan for business operations and capital investment pursuant to that certain Promissory Note dated April 1, 2014, by and between NFDC and Borrower, in the principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Promissory Note”) attached collectively hereto as Exhibit A.

WHEREAS, The Loan is evidenced by that certain Promissory Note.

WHEREAS, Guarantor(s) have agreed to guaranty Borrower’s obligations to NCDF in accordance with the Guaranty.

WHEREAS, In consideration for the Loan, AEGIS agrees to issue to a party designed by NDCF (the “Unit Assignee-) up to one million (1,000,000) Units, as defined herein and pursuant to the terms of this Agreement.

NOW, THEREFORE, In consideration of the above recitals and other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged and affirmed by the Parties, NCDF and Borrower agree as follows:

AGREEMENT

1.           Definitions.

As used in this Agreement, the following terms have the meanings set forth below:

“Agreement- means this Loan Agreement and all exhibits attached hereto, as such agreement may be modified and amended from time to time.

“Borrower” means Aegis Identity Software, Inc., a Colorado corporation.

“Closing” means the closing of the transactions contemplated by this Agreement to take place at the offices of Aegis Identity Software, Inc., 750 W. Hampden Ave., Suite 120, Englewood, CO, or at such other location as NCDF and Borrower shall mutually agree, at 10:00 a.m. local time on the date of this Agreement.

“Closing Checklist” means the checklist of the Loan Documents maintained by counsel for NCDF and circulated among the Parties.

“Closing Date” means the date of this Agreement.

“Collateral” means certain contracts and accounts receivable of the Borrower and any proceeds related thereto as listed on Schedule A (Contracts), as mutually agreed and designated by the Parties with an aggregate value of at least the Maximum Loan Amount.

“Costs” means those costs as defined and described in Section 2.4 and 2.9 herein.

“Financial Information” means all financial statements and other financial information currently required under the Loan Documents.

“Financing Statement” means a UCC financing statement naming Borrower as debtor, in favor of NCDF, as secured party, to be filed in the Office of the Secretary of State of Colorado and such other offices as may be required by NCDF.

“GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis.

“Guarantor(s)” means Ralph Annijo, an individual.

“Guaranty.” or “Guaranties” means, individually and collectively, each Payment Guaranty of even date herewith executed by a Guarantor and providing such Guarantor’s guaranty of the Loan, attached hereto as Exhibit B.

“Interest Rate” means the rate of interest provided for in the Note of fifteen percent (15%).

“Loan” means the loan contemplated herein from NCDF to Borrower in the Maximum Loan Amount.

“Loan Documents” means, collectively, this Agreement, the Promissory Note, the Security Agreement, attached hereto as Exhibit C, the Guaranties, the Warrant Agreement together with all of their exhibits and schedules, security agreements, financing statements, and lockbox agreements attached thereto, and all other documents which evidence, guaranty, secure or otherwise pertain to the Loan.

“Material Adverse Change” means all or any of the following:  (a) as to Borrower, the likely inability or reasonably anticipated inability of Borrower to pay and perform its respective obligations under and in full compliance with the terms of the Loan Documents as a result of (i) a material and adverse effect on the condition (financial or otherwise), assets or business of Borrower (other than change solely as a result of a change in the financial markets), or (ii) a material and adverse effect on the status of the liens in favor of NCDF on the Collateral; and (b) as to a Guarantor, a material and adverse effect on the condition (financial or otherwise), assets or business of a Guarantor (other than a change solely as a result of a change in the financial markets).

“Maximum Loan Amount” means the maximum principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00)

“Requirements” means all applicable laws, regulations, orders, building codes, restrictions and requirements of, and all agreements with and commitments to, all governmental, judicial or legal authorities having jurisdiction over the Collateral.

“Settlement Statements” means the statements detailing all inflows, outflows, costs and expenses of the transaction for both parties, including without limitation the Disbursement Request and Authorization to be executed by Borrower at Closing.

“Unit” means one (1) share of issued and outstanding common stock of Borrower, par value $.001 per share, and one (1) Warrant.

“Warrant” means a common stock purchase warrant allowing the Unit Assignee to purchase one (1) share of issued and outstanding common stock of Borrower, at a price per share of Fifty Cents ($0.50), for a period of ten (10) years from the date of issuance of the warrant, such warrant being in the form attached hereto as Exhibit D.

2.           Loan Agreement.

2.1.           Disbursements.  NCDF will make disbursements of the Loan in two (2) advances of Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00).  The initial advance of Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00) shall be made at Closing pursuant to the terms of the Promissory Note (“Initial Advance”).  The second advance of Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00) shall be made no later than ninety (90) days after the date of Closing pursuant to the terms of the Promissory Note (“Second Advance”), at the request of Borrower, in its sole discretion, and subject to NCDF’s approval of sufficient collateral.  Borrower may draw amounts under the Initial Advance and Second Advance from time to time as determined by Borrower and NCDF, but in no event shall the principal balance outstanding under either the Initial Advance or Second Advance exceed Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00).  Borrower is not obligated to draw on the Second Advance.  Borrower may continue to draw on the Initial Advance until the maximum amount is outstanding and is required to draw on the Second Advance for any additional funds.

2.2.           Right to Sell.  NCDF shall have the right to sell, transfer or assign this Loan Agreement or any of its rights, title, interests and obligations under this Loan Agreement or Loan Documents.  Borrower shall reasonably cooperate with respect to any such sale, transfer or assignment of NCDF’s rights and such cooperation shall include the execution and delivery of such documents as NCDF shall reasonably require to complete such sale, transfer or assignment.

2.3.           Loan Term.  The initial term of the Loan shall be six (6) months and shall begin immediately following the Parties’ execution of the Loan Documents on the Closing Date.

2.4.           Additional Loan Terms.  Borrower shall pay NCDF’s attorneys fees and costs of Three Thousand Five Hundred and No/100 Dollars ($3,500.00) to be paid by Borrower at Closing.

2.5.           Granting of Units.  Borrower shall issue Units to the Unit Assignee, in accordance with the following vesting schedules:

(i)           Initial Advance Vesting Dates:

(a)          one hundred sixty-six thousand six hundred sixty six (166,666) Units shall be issued to NCDF on May 2, 2014;

(b)          one hundred sixty-six thousand six hundred sixty six (166,666) Units shall be issued to NCDF on June 2, 2014;

(c)          one hundred sixty-six thousand six hundred sixty seven (166,667) Units shall be issued to NCDF on July 2, 2014;

The Units vested under these Sections 2.5(i)(a)-(c) shall be hereinafter referred to as the “Initial Advance Units”.

(ii)           Second Advance Vesting Dates:

(a)          one hundred sixty-six thousand six hundred sixty seven (166,667) Units shall be issued to NCDF on the date thirty (30) days after the date the Second Advance is made;

(b)          one hundred sixty-six thousand six hundred sixty seven (166,667) Units shall be issued to NCDF on the date sixty (60) days after the date the Second Advance is made;

(c)          one hundred sixty-six thousand six hundred sixty seven (166,667) Units shall be issued to NCDF on the date ninety (90) days after the date the Second Advance is made.

The Units vested under these Sections 2.5(ii)(a)-(c) shall be hereinafter referred to as the “Second Advance Units”.

Notwithstanding anything contained herein to the contrary, if Borrower pays the outstanding balance of the Initial Advance in full prior to an Initial Advance Vesting Date set forth in Sections 2.5(i)(a)-(c) above, and no other advances are made under the Initial Advance, all rights of NCDF to receive Initial Advance Units granted after such date the full payment is made, shall terminate.  If, however, Borrower makes any advance under the Second Advance, all unvested Initial Advance Units shall become immediately vested to NCDF.  If Borrower pays the outstanding balance of the Second Advance in full prior to a Second Advance Vesting Date set forth in Sections 2.5(i)(a)-(c) above, and no other advances are made under the Second Advance, all rights of NCDF to receive Second Advance Units granted after such date the full payment is made, shall terminate.  If Borrower does not take an advance under the Second Advance then no Second Advance Units will be due or issued.  Borrower will issue the Initial Advance Units and the Second Advance Units in two separate instances within five (5) business days of the final vesting for the applicable advance.

(iii)           Restricted Legend.  It is understood that the certificates evidencing the shares of common stock issued in connection with the Unit will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECRITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.”

(iv)           Representations and Warranties of NCDF.  NCDF represents and warrants to Borrower, as of each issuance of the Units upon vesting, as follows:

(1)           Entirely for Own Account.  This Agreement is made with NCDF in reliance upon NCDF’s representation to Borrower, which by NCDF’s execution of this Agreement confirms, that the Units to be received by the Unit Assignee, will be acquired for investment for the Unit Assignee’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Unit Assignee, has no present intention of selling, granting any participation in, or otherwise distributing the same.  By executing this Agreement, the Parties acknowledge that upon execution of this Agreement, NCDF has assigned its rights to receive the Units to the Unit Assignee and that the Borrower shall issue the Units directly to the Unit Assignee.

(2)           Disclosure of Information.  NCDF believes it has received all the information it considers necessary or appropriate for deciding whether to receive the Units.  NCDF further represents that it has had an opportunity to ask questions and receive answers from Borrower regarding the Units and the business, properties, prospects and financial condition of Borrower and to obtain additional information (to the extent Borrower possessed such information or could acquire it without unreasonable effort or expense) and/or conduct its own independent investigation necessary to verify the accuracy of any information furnished to NCDF or to which NCDF had access.

(3)           Investment Experience.  NCDF is experienced in evaluating and investing in private placement transactions in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Units.  NCDF represents that this is a suitable investment for it.

(4)           Restricted Securities.  NCDF understands that the Units are being issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  NCDF also understands that Units may not be sold, transferred or otherwise disposed of by it without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Units or the underlying shares or an available exemption from registration under the Securities Act, the Units and the underlying shares must be held indefinitely.  In particular, NCDF is aware that the Units and the underlying shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.  Among the conditions for use of Rule 144 may be the availability of current information to the public about Borrower.  Such information is not now available and Borrower has no present plans to make such information available.  In this connection, NCDF represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(5)           Transfer Restrictions.  Without in any way limiting the representations set forth above, NCDF further agrees that the Unit Assignee, shall not to make any disposition of all or any portion of the Units or the underlying shares unless and until the transferee has agreed in writing for the benefit of Borrower to be bound by this Section 2.5(iv), provided and to the extent this Section and such agreement are then applicable.

(6)           Illiquid Investment.  NCDF understands that Borrower has no present intention of registering the Units or the underlying shares.  NCDF further understands that no market exists for the Units or the underlying shares, and there can be no assurance that a market will develop.  Accordingly, the Units and the underlying shares represent a very illiquid investment with no assurance of an available exit strategy for NCDF.

(7)           Residence.  NCDF resides at the address listed in this Agreement.

(8)           Accredited Investor.  NCDF represents and warrants that it is familiar with the definition of “accredited investor” under the Securities Act, and, that it is an “accredited investor” within the meaning of the rules and regulations of the Securities Act.

2.6.           Permits, Licenses and Approvals.  Borrower shall properly obtain, comply with and keep in effect all permits, licenses and approvals which are required to be obtained from governmental bodies in order to construct, occupy, operate, market and lease or sell the business operations of Borrower.  If requested by NCDF, Borrower shall promptly deliver copies of all such permits, licenses and approvals to NCDF.

2.7.           Site Visits.  Borrower shall permit NCDF and its agents and representatives, at any reasonable time and at their own risk, to enter and visit the Borrower’s premises for the purposes of performing an appraisal, observing the work of construction and examining all materials, plans, specifications, working drawings and other matters relating to the Borrower’s premises.  NCDF also has the right to examine, copy and audit the books, records, accounting data and other documents of Borrower and its contractors and NCDF may conduct lien waiver audits.  In each instance, NCDF shall give Borrower reasonable notice before visiting Borrower.  NCDF shall make reasonable efforts to avoid interfering with Borrower’s use of the Collateral when exercising any of the rights granted in this Section and will not disclose confidential or proprietary information to third parties or use such information except in accordance with this Agreement.

2.8.           Insurance.  Borrower, at its expense, shall obtain and deliver to NCDF policies of insurance providing the following:

(a)           Policies of insurance evidencing general liability coverage in amounts not less than One Million and No/100 Dollars ($1,000,000.00) (each occurrence), and Two Million and No/100 Dollars ($2,000,000.00) (aggregate) shall be in effect with respect to Borrower.  Such policies must be written on an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations;

(b)           If applicable, evidence of worker’s compensation insurance coverage satisfactory to NCDF;

(c)           Such other insurance as NCDF may reasonably require; and

(d)           All insurance policies shall (i) be issued by an insurance company having a rating of “A” VII or better by A.M. Best Co., in Best’s Rating Guide, (ii) name NCDF as an additional insured on all liability insurance and as mortgagee and loss payee on all casualty insurance, (iii) provide that NCDF is to receive thirty (30) days written notice prior to non-renewal or cancellation, (iv) be evidenced by a certificate of insurance to be held by NCDF, and (v) be in form and amounts reasonably acceptable to NCDF.

2.9.           Payment of Expenses.  Borrower shall pay NCDF’s costs and expenses reasonably incurred in connection with the making, disbursement and administration of the Loan, as well as any revisions, extensions, renewals or “workouts” of the Loan, and in the exercise of any of NCDF’s rights or remedies under this Agreement, except to the extent prohibited by law.  Such costs and expenses include charges for filing, recording and escrow charges, fees for appraisal and appraisal review, architectural and engineering review, construction services and environmental services, inspections, mortgage taxes, legal fees and expenses of NCDF’s counsel and any other reasonable fees and costs for services, regardless of whether such services are furnished by NCDF’s employees or agents or independent contractors.  Borrower acknowledges that amounts payable under this Section are not included in any loan or commitment fees for the Loan.  All such sums incurred by NCDF and not reimbursed by Borrower within five (5) business days of receipt of invoice shall be considered an additional loan to Borrower secured by the collateral at the Default Rate provided in the Promissory Note.

2.10.           Financial and Other Information of Borrower.  Borrower shall keep true and correct financial books and records, using GAAP, or such other accounting principles as NCDF in its reasonable judgment may find acceptable from time to time.  Borrower shall provide to NCDF the following:

(a)           Within thirty (30) days after the filing thereof, signed copies of Borrower’s federal and state tax returns and all supporting schedules (including K-1’ s); and

(b)           Within thirty (30) days after the end of each calendar quarter, operating statements (as applicable) for Borrower, and such other information as NCDF may reasonably request.

2.11.           Financial and Other Information of Guarantors.  Borrower shall cause each Guarantor to keep true and correct financial books and records, using GAAP, or such other accounting principles as NCDF in its reasonable judgment may find acceptable from time to time.  Borrower shall cause each Guarantor to provide to NCDF the following:

(a)           Within thirty (30) days of the annual expiration of the previous financial statement provided to NCDF, Guarantors’ annual financial statements, real estate and asset schedule and statement of contingent liabilities on NCDF approved forms.

2.12.           Notices.  Borrower shall promptly notify NCDF in writing of:

(a)           Any litigation affecting Borrower or any manager of Borrower where the amount claimed is Seventy Five Thousand Dollars ($75,000.00.00) or more or any litigation affecting any Guarantor where the amount claimed is Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) or more;

(b)           Any communication, whether written or oral, that Borrower receives from any governmental, judicial or legal authority, giving notice of any claim or assertion that the Collateral fails in any material respect to comply with any of the Requirements or any other applicable governmental law;

(c)           Any material adverse change in the condition of the Collateral or Borrower’s financial condition or operations;

(d)           Any material default not timely cured under any lease; and

(e)           Any material default not timely cured of Borrower or its affiliates under any other material agreement, contract or order.

2.13.           Keeping Guarantors Informed.  Borrower shall keep Guarantors informed of Borrower’s financial condition and business operations, the condition and all uses of the Collateral, including all changes in condition or use, and any and all other circumstances which may affect Borrower’s ability to pay or perform its obligations under the Loan Documents.  In addition, Borrower shall deliver to Guarantors all of the financial information described in Section 2.10 above as well as the Schedule K-1 or equivalent relating to any tax return filed by Borrower.

2.14.           Performance of Acts.  Upon request by NCDF, Borrower shall perform all reasonable acts (including the execution of documents) which may be necessary or advisable to perfect any lien or security interest provided for in the Loan Documents, to complete an assigmnent of the Loan Documents, or to carry out the intent of the Loan Documents.

2.15.           Lock Box Agreement.  Lender may request at any and all times that contracts and accounts receivable of Borrower be paid through a Lock Box Agreement, as determined by Lender, for the receipt of payments on the accounts receivable of Borrower, in accordance with a form and execution as determined by Lender.

2.16.           Negative Covenants.  Without NCDF’s prior written consent, Borrower shall not:

(a)           engage in any business activities substantially different from Borrower’s present business;

(b)           liquidate or dissolve Borrower’s business;

(c)           acquire or purchase any business or substantially all of the assets of any business such that the acquisition or purchase materially impairs Borrower’s obligations under this Agreement;

(d)           enter into any consolidation, merger, pool, joint venture, syndicate, or other combination;

(e)           sell or otherwise dispose of any assets, including the Collateral, for less than fair market value or in the ordinary course of business;

(f)           enter into any sale and leaseback agreement covering the Collateral or any of the fixed or capital assets of Borrower;

(g)           allow liens on the Collateral other than liens in favor of NCDF with the prior consent of, NCDF;

(h)           other than the Loan, incur, assume or become liable for any additional direct, indirect or contingent liabilities, above the aggregate amount of One Hundred Thousand and No/100 Dollars ($100,000.00).

2.17.           Appraisals.  NCDF has the right to order appraisals of the Collateral from time to time from an appraiser selected by NCDF, which appraisals shall comply with all federal and state standards for appraisals and otherwise shall be satisfactory to NCDF in all material respects.  Borrower shall pay all costs and expenses for any appraisals, appraisal reviews or updates to such appraisals and update reviews.

2.18.           Waiver of Fee.  As an inducement for Borrower, NCDF has agreed to waive any and all fees that it would be entitled to under that certain Amended and Restated Agreement, dated as of January 27, 2014, between Borrower and NCDF, in connection with the consummation of this transaction.

3.           Representations and Warranties.  Borrower promises that each representation and warranty set forth below is true, accurate and correct in all material respects to the actual knowledge of Borrower as of the date of this Agreement.  Each draw request shall be deemed to be a reaffirmation at the time of such request of each and every representation and warranty made by Borrower in this Agreement.

3.1.           Authority.  Borrower has complied in all material respects with any and all laws and regulations concerning its organization, existence and the transaction of its business.  Borrower has the right and power to own and lease the Collateral.

3.2.           Compliance.  Borrower is familiar and has complied in all material respects with all of the Requirements, as well as all other applicable laws, regulations and ordinances.  Borrower has properly obtained all permits, licenses and approvals necessary to construct, occupy, operate, market and lease or sell the Collateral in accordance with all Requirements, and if requested, Borrower has delivered true and correct copies of them to NCDF.

3.3.           Enforceability.  Borrower is authorized to execute, deliver and perform under the Loan Documents.  Upon execution the Loan Documents will be valid and binding obligations of Borrower.

3.4.           No Violation.  To the best of Borrower’s knowledge, Borrower is not in violation of any law, regulation or ordinance, or any order of any court or governmental entity, and no provision or obligation of Borrower contained in any of the Loan Documents violates any of the Requirements, any other applicable law, regulation or ordinance, or any order or ruling of any court or governmental entity.  No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement binding or regulating the Collateral.

3.5.           No Claims.  There are no claims, actions, proceedings or investigations pending against Borrower or affecting the Collateral except for those previously disclosed by Borrower to NCDF in writing.  To the best of Borrower’s knowledge, there has been no threat of any such claim, action, proceeding or investigation, except for those previously disclosed by Borrower to NCDF in writing.

3.6.           Financial Information.  All financial information which has been and will be delivered to NCDF, including all information relating to the financial condition of Borrower or any of Borrower’s managing or other members, or Guarantors, or the Collateral, fairly and accurately represents the financial condition being reported on.  All such information was prepared in accordance with GAAP, unless otherwise noted.  There has been no material adverse change in any financial condition reported at any time to NCDF.

3.7.           Accuracy.  All reports, documents, instruments, information and forms of evidence which have been delivered to NCDF concerning the Loan or required by the Loan Documents are accurate, correct and sufficiently complete in all material respects to give NCDF true and accurate knowledge of their subject matter.  To Borrower’s knowledge, none of them contains any material misrepresentation or omission.

3.8.           Taxes.  Borrower has filed all required state, federal and local income tax returns or obtained extensions, and has paid all taxes which are due and payable.  Borrower knows of no basis for any additional assessment of taxes.

3.9.           Borrower Not a “Foreign Person”.  Borrower is not a “foreign person” within the meaning of Section 1445(0(3) of the Internal Revenue Code of 1986, as amended from time to time.

3.10.           Disclosure to Guarantors.  Before Guarantors became obligated in connection with the Loan, Borrower made full disclosure to Guarantors regarding Borrower’s financial condition and business operations, the present and former condition, uses and ownership of the Collateral, and all other circumstances bearing upon Borrower’s ability to pay and perform its obligations under the Loan Documents.

3.11.           Office of Foreign Asset Control.  Neither Borrower nor any Guarantor shall (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits NCDF from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower and the Guarantors, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by NCDF at any time to enable NCDF to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318 (the “Patriot Act”).  In addition, Borrower hereby agrees to provide to NCDF any additional information that NCDF deems necessary from time to time in order to ensure compliance with all applicable laws, rules and regulations concerning money laundering and similar activities.

3.12.           Stock Restrictions.  Except for (a) Borrower’s obligations under the Stock Purchase Agreement, dated March 18, 2014, between DLW, LLC and Borrower, the Fee Agreement, dated September 13, 2013, between James E. Sullivan and Borrower and the Fee Agreement, dated August 30, 2013, between Richard Rivera, MD and Borrower, and (b) employee stock options granted in the ordinary course of business, no additional issuance of shares, warrants, options or stock rights of any kind shall be made by approval.  No transfer, sale of stock, stock dividends or issuance of stock rights shall be made without NCDF’s approval.  No pledge of stock as collateral shall be made without NCDF’s approval which shall not be unreasonably withheld, conditioned or delayed.  No re-organization, no re-capitalization or restructure of the company’s equity, in all forms, shall be made without NCDF’s approval.  Further, Borrower represents that there are no stock options, or other stock rights, currently outstanding other than those provided for herein or previously disclosed to NCDF, including any employee stock consideration in whatever form.

4.           Conditions Precedent to Closing.  Satisfaction of the following are conditions precedent to NCDF’s obligations to close the Loan:

4.1.           Financial Statements of Borrower and Guarantors and Other Financial Information.  Borrower shall deliver to NCDF the Financial Information, certified as being true, correct and complete in all material respects by an authorized officer or the managing member of the Borrower.

4.2.           Organizational Documents.  Borrower has provided at Borrower’s cost and expense, all organization documents requested by NCDF in its sole and exclusive discretion including all consents of Borrower authorizing the execution of this Agreement and the Loans contemplated herein.

4.3.           Insurance.  Borrower has provided evidence of the insurance required by Section 3.3 above.

4.4.           General Information.  If requested by NCDF, Borrower has provided NCDF with legible copies of all ongoing construction agreements for any and all leases, letters of intent and sales contracts affecting the Collateral, and such other Collateral-related information which NCDF may reasonably request.

4.5.           Loan Documents.  Borrower has executed or obtained the execution of, and delivered to NCDF, all applicable documents and instruments in form and content required by NCDF and its counsel, including, without limitation, the following Loan Documents, and any and all other such documentation reasonably required by NCDF:

(a)           This Agreement;

(b)           The Note;

(c)           The Financing Statement, which shall be duly filed with the Colorado Secretary of State;

(d)           The Guaranties;

(e)           Such certificates and resolutions as may be required by NCDF relating to Borrower;

(f)           Such other documents included in the Closing Checklist or as NCDF may reasonably require.

4.6.           Fees.  Borrower has paid to NCDF, in immediately available funds, all fees and costs called for under this Agreement.

4.7.           No Material Adverse Change.  Subsequent to the date that Borrower’s initial request for the Loan was submitted to NCDF, there has been no Material Adverse Change with respect to Borrower, any Guarantor or the Collateral.

4.8.           Miscellaneous.  Borrower has delivered to NCDF any other item or items reasonably deemed necessary to NCDF, and has fulfilled any other condition reasonably required by NCDF.

5.           Default and Remedies.

5.1.           Events of Default.  The occurrence of any one or more of the following events is a default under this Agreement (each, an “Event of Default”):

(a)           Borrower or Guarantors fail to pay on the date due any monetary amount under any Loan Document; or

(b)           Borrower or Guarantors fail to comply with any non-monetary covenant contained in this Agreement or any other Loan Document that is not otherwise expressly addressed in this Section 5.1 and does not cure such failure within thirty (30) days after written notice from NCDF; provided, however, Borrower has such additional time to cure any such failure, not to exceed a total of sixty (60) days, if Borrower at all times diligently pursues the cure of such failure to NCDF’s reasonable satisfaction; or

(c)           Borrower or any Guarantor becomes insolvent or the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships, and, with respect to any such proceeding that is involuntary, such proceeding is not dismissed within sixty (60) days of the filing thereof (“Insolvency Proceeding”); or

(d)           Borrower or Guarantors dissolve, terminate or liquidate; or

(e)           Borrower’s managing member or senior management ceases for any reason to act in that capacity or any other change occurs in the current senior management of Borrower; or

(f)           Any representation or warranty made or given in any of the Loan Documents proves to be false or misleading in any material respect; or

(g)           Borrower fails to comply in any material respect with any provision contained in this Agreement, and does not cure that failure either (i) within an initial cure period of thirty (30) consecutive days after written notice from NCDF, or (ii) within sixty (60) days after such written notice, so long as Borrower begins within the initial cure period and diligently continues to cure the failure, and NCDF, exercising reasonable judgment, determines that the cure cannot reasonably be completed at or before expiration of the initial cure period; or

(h)           An Event of Default (as defined in the applicable Loan Document) occurs under any of the Loan Documents; or

(i)           Any Guarantor fails to comply in any material respect with any covenant contained in the Guaranty and such failure remains uncured after all applicable notice and cure periods set forth in the Guaranty have expired; or

(j)           As a result of any act or omission of Borrower, NCDF fails to have an enforceable first lien on or security interest in any property given as security for the Loan (except as otherwise agreed by NCDF in writing); or

(k)           There is a Material Adverse Change with respect to Borrower, any Guarantor or the Collateral, or an event or condition that materially impairs Borrower’s intended use of the Collateral or Borrower’s or Guarantor’s ability to repay the Loan; or

(l)           Any failure, breach or default by Borrower under the Other Loans, it being the intention and agreement of NCDF and Borrower to cross-default the Loan and the Other Loans with one another.  As used in this paragraph, “Other Loans” means any existing or future loans by NCDF with Borrower; or

(m)           Any sale of an ownership interest in Borrower without the prior written consent of NCDF, which consent shall not be unreasonably withheld, conditioned or delayed; or

(n)           Notwithstanding anything contained herein to the contrary, if any Event of Default, other than an Event of Default under Section 5.1(a) above, is curable and if Borrower has not been given a notice of breach of the same provision of this Agreement within the preceding sixty (60) days, such Event of Default may be cured if Borrower, after NCDF sends written notice to Borrower demanding cure of such default:  (I) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which NCDF deems in NCDF’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance within sixty (60) days from the date of delivery of written notice to Borrower of such Event of Default.

5.2.           Remedies.

(a)           if an Event of Default occurs under this Agreement, NCDF may exercise any right or remedy which it has under any of the Loan Documents, or which is otherwise available at law or in equity or by statute and all of NCDF’s rights and remedies shall be cumulative.

(b)           Upon the occurrence of an Event of Default, all of Borrower’s obligations under the Loan Documents may become immediately due and payable without additional notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other additional notices or demands of any kind or character, all at NCDF’s option, exercisable in its sole discretion.

6.           Jury Waiver.  THE UNDERSIGNED BORROWER, GUARANTORS AND NCDF HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND NCDF ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT OR ANY OTHER RELATED DOCUMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT TO NCDF TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

7.           Miscellaneous Provisions.

7.1.           Right to Set Off.  Borrower grants to NCDF (i) the right at any time and from time to time after any Event of Default, in the absolute and sole discretion of NCDF and without demand or notice to Borrower, to set-off and apply any amounts held in Borrower’s funds account, the Loan funds account and any or all other deposits (whether certificates of deposit, demand, general, savings, special, time or other, and whether provisional or final) held and any other liabilities or other obligations of NCDF to Borrower (“Deposits, Liabilities and Obligations”) against or to Borrower’s obligations under the Loan Documents, regardless of whether such Deposits, Liabilities or Obligations are contingent, matured or unmatured, and (ii) a security interest in the Deposits, Liabilities and Obligations.

7.2.           No Waiver; Consents.  Each waiver by NCDF must be in writing, and no waiver shall be construed as a continuing waiver.  No waiver shall be implied from NCDF’s delay in exercising or failure to exercise any right or remedy against Borrower or any security.  Consent by NCDF to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for NCDF’s consent to be obtained in any future or other instance.  All rights and remedies of NCDF are cumulative.

7.3.           Purpose and Effect of NCDF Approval.  NCDF’s approval of any matter in connection with the Loan shall be for the sole purpose of protecting NCDF’s security and rights.  No such approval shall result in a waiver of any default of Borrower under this Agreement.  In no event shall NCDF’s approval be a representation of any kind with regard to the matter being approved.

7.4.           Reserved for Future Use.

7.5.           Joint and Several Liability.  If Borrower consists of more than one person or entity, each shall be jointly and severally liable to NCDF for the faithful performance of this Agreement.

7.6.           Notices.  All notices given under this Agreement shall be in writing and shall be given either by personal delivery, overnight receipted courier (such as Federal Express), or by registered or certified United States mail, postage prepaid, sent to the party at its address appearing below, or via electronic mail.  Notices are effective upon receipt or when proper delivery is refused.  Addresses for notice may be changed by either party by notice to the other party in accordance with this Section.  Service of any notice on Borrower is effective service on Borrower for all purposes.

Address where notices to NCDF are to be sent:
National Community Development Fund I, LLC
c/o John Vasquez
11777 San Vicente Blvd, Suite 550,
Los Angeles, CA 90049

With a copy to:

Donelson Barry, LLC
c/o Stephen W. Donelson, Esq.
8001 Arista Place - Suite 400
Broomfield, Colorado 80021

Address where notices to Borrower are to be sent:

AEGIS Identity Software, Inc.
c/o Ralph Armijo
750 W. Hampden Ave., Suite 120
Englewood, CO 80110

7.7.           Authority to File Notices and Power of Attorney.  Borrower irrevocably appoints NCDF as its attorney-in-fact, with full power of substitution, to file for record, at Borrower’s cost and expense and in Borrower’s name, any notices of completion, notices of cessation of labor, or any other notices that NCDF in its sole discretion may consider necessary or desirable to protect its security under the Loan Documents, if Borrower fails to do so after three (3) day’s written notice from the NCDF.  Further, Borrower irrevocably appoints NCDF as its attorney-in-fact, with full power of substitution, to execute, file, seal, deliver and file for record, financing statement to NCDF in the place of Borrower if Borrower does not execute and deliver such financing statement upon NCDF’s request.  The appointments granted in this Section 7.7 shall each be deemed to be a power coupled with an interest.  Notwithstanding anything contained herein to the contrary, the appointments granted in this Section 7.7 shall expire upon the full payment of the Loan and termination of this Agreement.

7.8.           Actions.  NCDF has the right, but not the obligation, to commence, appear in, and defend any action or proceeding which might affect its security or its rights, duties or liabilities relating to the Loan, the Collateral, or any of the Loan Documents.  Borrower shall pay promptly on demand all of NCDF’s reasonable out-of-pocket costs, expenses, and legal fees and expenses of NCDF’s counsel incurred in those actions or proceedings.

7.9.           Attorneys’ Fees.  Borrower agrees to pay all of NCDF’s reasonable costs and expenses, including attorneys’ fees, which may be incurred in enforcing or protecting NCDF’s rights or interests under the Loan Documents.  From the date due to the law firm pursuant to the terms of its invoice until paid in full to NCDF, all such sums shall bear interest at the default rate.  Whenever Borrower is obligated to pay or reimburse NCDF for any attorneys’ fees, those fees shall include the allocated costs for services of in-house counsel.

7.10.           Indemnification.  Except as it may conflict with Section 7.9 above with regard to disputes between Borrower and NCDF, to the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and save harmless NCDF, its directors, officers, agents and employees for, from and against any and all liability, expense or damage of any kind or nature and for, from and against any suits, claims or demands, including reasonable legal fees and expenses on account of any matter or thing or action or failure to act by Borrower, whether in suit or not, arising out of this Agreement or in connection herewith, excluding, however, all matters arising out of the NCDF’s or its agents’ gross negligence or willful misconduct.  Upon receiving knowledge of any suit, claim or demand asserted by a third party that NCDF believes is covered by this indemnity, NCDF shall give Borrower notice of the matter and an opportunity to defend it, at Borrower’s sole cost and expense, with legal counsel satisfactory to NCDF.  NCDF may also require Borrower to so defend the matter.  The obligations on the part of Borrower under this Section 8.10 shall survive the closing of the Loan and the repayment thereof.

7.11.           Governing Law and Jurisdiction.  This Agreement and the Loan Documents are governed by, and construed in accordance with, the laws of the State of Colorado.  Borrower hereby submits to jurisdiction and venue in the City and County of Denver, Colorado the (“County”), and agrees that any and all litigation or arbitration proceedings shall be maintained in the County.  Without limiting the generality of the foregoing, Borrower hereby waives and agrees not to assert by way of motion, defense, or otherwise in such suit, action, or proceeding, any claim that any Borrower is not personally subject to the jurisdiction of the courts of the County, and the United States District Court for the State of Colorado, that such suit, action, or proceeding is brought in an inconvenient forum, or that the venue of such suit, action, or proceeding is improper.

7.12.           Heirs, Successors and Assigns; Participations.  The terms of this Agreement bind and benefit the heirs, personal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign this Agreement or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of NCDF in each instance.  NCDF in its sole discretion may sell or assign participations or other interests in all or part of the Loan on the terms and subject to the conditions of the Loan Documents, all without notice to or the consent of Borrower.  Also without notice to or the consent of Borrower, NCDF may disclose to any actual or prospective purchaser of any securities issued or to be issued by NCDF, and to any actual or prospective purchaser or assignee of any participation or other interest in the Loan or any other loans made by NCDF to Borrower (whether under this Agreement or otherwise), any financial or other information, data or material in NCDF’s possession relating to Borrower, the Loan, the Loan Documents or the Collateral; provided that such disclosure is only made subject to an obligation by recipient not to disclose or use for any purpose other than to evaluate the transaction and the potential purchaser is informed that Borrower is not providing the information or involved in the transaction.  NCDF will indemnify Borrower for any claims or liabilities resulting from the sale or assignment of any participation, interests or the Units, except such transfer to the Unit Assignee.

7.13.           Relationships With Other NCDF Customers.  From time to time, NCDF may have business relationships with Borrower’s customers, suppliers, contractors, members, tenants, partners, shareholders, officers or directors, or with businesses offering products or services similar to those of Borrower, or with persons seeking to invest in, borrow from or lend to Borrower.  Borrower agrees that NCDF may extend credit to such parties and may take any action it may deem necessary to collect the credit, regardless of the effect that such extension or collection of credit may have on Borrower’s financial condition or operations.  Borrower further agrees that in no event is NCDF obligated to disclose to Borrower any information concerning any other NCDF customer.

7.14.           Restriction on Personal Property.  Borrower shall not sell, convey, or otherwise transfer or dispose of its interest in any personal property or stock portfolio in which NCDF has a security interest, or contract to do any of the foregoing, outside of the ordinary course of business, without the prior written consent of NCDF in each instance.

7.15.           Severability.  The invalidity or unenforceability of any one or more provisions of this Agreement shall in no way affect any other provision.  If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents.

7.16.           Interpretation.  Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender.  The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions.  The word “include(s)” means “include(s), without limitation,” and the word “including” means “including, but not limited to.” No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement.

7.17.           Amendments.  This Agreement may not be modified or amended except by a written agreement signed by the Parties.

7.18.           Counterparts.  This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts constitute one and the same document.

7.19.           Language of Agreement.  The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any party.

7.20.           Survival.  The representations, warranties, acknowledgments and agreements set forth herein shall survive the date of this Agreement.

7.21.           Further Performance.  Borrower, whenever and as often as requested by NCDF, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered such further instruments and documents and to do any and all things as may be reasonably requested in order to carry out the intent and purpose of this Agreement and the other Loan Documents.

7.22.           Time is of the Essence.  Time is of the essence in the performance of this Agreement and the other Loan Documents by Borrower, and each and every term thereof.

7.23.           Recitals; Exhibits.  The Recitals to this Agreement set forth above are true, complete, accurate and correct and such recitals are hereby incorporated by reference.  The exhibits to this Agreement are hereby incorporated by reference.

7.24.           Integration.  The Loan Documents (a) integrate all the terms and conditions mentioned in or incidental to this Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, including NCDF’s loan commitment to Borrower, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties.  No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents.  If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.

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[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, Borrower and NCDF have executed this Agreement as of the date first above written.

BORROWER:

By:	/s/ Ralph Armijo
	Name:	Ralph Armijo
	Title:	Chief Executive Officer and President

NCDF

By:	/s/ John Vasquez
	Name:	John Vasquez
	Title:	Chairman and Majority Owner

GUARANTOR

By:	/s/ Ralph Armijo
Ralph Armijo, Personally as Guarantor